Exhibit 10.28

Amendment

to

2001 Employee Stock Purchase Plan

Section 3.05 of the Lawson Software, Inc. 2001 Employee Stock Purchase Plan is amended as follows effective December 6, 2001, to correct the date in that section:

SECTION 3.05 Additional Contributions.  Except during the Initial Purchase Period, a Participant may not make any payment into the Stock Purchase Account other than the payroll deductions made pursuant to the Plan.  During the Initial Purchase Period, a Participant may contribute up to fifteen percent (15%) of the Participant’s Current Compensation during the Initial Purchase Period to the Participant’s Stock Purchase Account by delivery of a personal check or money order to the Company.  Contributions to a Participant’s Stock Purchase Account during the Initial Purchase Period must be made on or prior to February 1, 2002.  Any Participant’s contribution shall be credited to the Participant’s Stock Purchase Account and such funds shall be held by the Company on the terms and conditions of this Article III.